UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2020

OLIN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	001-01070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, MO (Address of Principal Executive Offices)	63105 (Zip Code)

(314) 480-1400
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 29, 2020, Olin Corporation (“Olin”) entered into a Cooperation Agreement (the “Agreement”) with Sachem Head Capital Management LP pursuant to which the board of directors of Olin (the “Board”) elected Scott D. Ferguson as a Class II director and W. Barnes Hauptfuhrer (together with Mr. Ferguson, the “Sachem Head Designees”) as a Class I director to the Board, with such election effective on February 29, 2020. Subject to certain conditions in the Agreement, the Sachem Head Designees will be included as part of Olin’s slate of nominees for election to the Board at the 2020 annual meeting of shareholders of Olin (the “2020 Annual Meeting”).

Pursuant to the Agreement, Olin also agreed to propose, at the 2020 Annual Meeting, an amendment to Olin’s Amended and Restated Articles of Incorporation (the “Declassification Amendment”) to declassify the Board and provide for the annual election of all directors starting at the 2021 annual meeting of shareholders of Olin.

Under the terms of the Agreement, Mr. Hauptfuhrer will serve as a member of the Directors and Corporate Governance Committee of the Board, Mr. Ferguson will serve as a member of the Compensation Committee of the Board and both will serve on a newly formed Operating Improvement Committee (the “Committee”), which will analyze and make recommendations to the Board regarding operational improvements and support and inform the Board’s review of Olin’s strategy. Mr. Scott Sutton and Mr. John M. B. O’Connor, both independent directors of the Board, will also serve on the Committee, with Mr. Sutton acting as chair. The Agreement also includes customary voting and standstill provisions.

The Sachem Head Designees will receive the standard director compensations that Olin provides to its non-employee directors as described in Olin’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 1, 2019. As of the date hereof, there are no transactions between the Sachem Head Designees and Olin that would be reportable under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement that is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

On March 2, 2020, Olin issued a press release announcing the Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The description of the matters included under Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Agreement, the Board approved amendments to Article II, Section 1 of Olin’s Bylaws to increase the size of the Board to allow for the election of the Sachem Head Designees, effective February 29, 2020. A copy of the amended Bylaws is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

3.1	Bylaws as amended effective February 29, 2020.
10.1	Cooperation Agreement, dated as of February 29, 2020, between Olin Corporation and Sachem Head Capital Management LP.
99.1	Press Release dated March 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

OLIN CORPORATION

Date: March 2, 2020	By:	/s/ Eric A. Blanchard
		Name:	Eric A. Blanchard
		Title:	Vice President, General Counsel and Secretary